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Exhibit 23.1

                                                       [COMISKEY & COMPANY LOGO]



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation in the Registration Statement on Form SB-2/A of Raptor Networks Technology, Inc. of our Report of Independent Registered Public Accounting Firm, dated March 17, 2007 (except Note 12 which is
August 14, 2007), on our audits of the consolidated financial statements and financial statement schedules of Raptor Networks Technology, Inc. for the years ended December 31, 2005 and 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement and to the filing of this consent as an exhibit to the Registration Statement.


Denver, Colorado
September 14, 2007

                                             /S/ COMISKEY & COMPANY
                                             -----------------------------------
                                             PROFESSIONAL CORPORATION




                   CERTIFIED PUBIC ACCOUNTANTS & CONSULTANTS
                789 Sherman Street o Suite 385 o Denver, CO 80203
   (303) 830-2255 o Fax (303) 830-0876 o info@comiskey.com o www.comiskey.com